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                                                                   EXHIBIT 23(3)

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 24, 1998 included (or incorporated by reference) in the Annual Report on Form 10-K of Rio Hotel & Casino, Inc. for the year ended December 31, 1997 and to all references to our firm in this registration statement on Form S-3.

                                          Arthur Andersen LLP

Las Vegas, Nevada
May 5, 1999